Exhibit 99.3b

MIDLAND LOAN SERVICES

March 8, 2004

Ms. Cynthia Reis Via UPS

LaSalle Bank National Association (312) 904 7830

ABS Trust Services Group

135 South LaSalle Street, Suite 1625

Chicago, IL

USA 60603 0000

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass Through Certificates,

Series 2003-IQ5

Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

Charles J. Sipple 3 8 04

Charles J. Sipple Date

Executive Vice President

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5 March 8, 2004

A member of The PNC Financial Services Group

10851 Mastin Overland Park Kansas 66210

cc:

Attn: CMBS Surveillance

Fitch, Inc.

One State Street Plaza, 31st Floor

New York, NY 10004-0000

Ms. Peggy Powers

GMAC Commercial Mortgage Corporation

120 Welsh Road

Horsham, PA 19044-8015

Attn: Commercial Mortgage Surveillance

Moody's Investor Services, Inc.

99 Church Street, 4th Floor

New York, NY 10007-0000

Ms. Michelle Wilke

Morgan Stanley Dean Witter

1221 Avenue of the Americas, 5th Floor

New York, NY 10036-0000

Morgan Stanley Capital I, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-IQ5 March 8, 2004